UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:

(Date of earliest event reported)

February 14, 2020

Research Solutions, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation or Organization)

0-53501 (Commission File Number)		11-3797644 (IRS Employer Identification No.)
16350 Ventura Boulevard, Suite D #811 Encino, CA 91436 (Address of Principal Executive Offices and zip code)

(310) 477-0354

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Effective February 14, 2020, the Registrant entered into a Second Amendment to Amended and Restated Loan and Security Agreement (the “Amendment”) with Silicon Valley Bank (“Bank”). The Amendment amended the Amended and Restated Loan and Security Agreement dated December 31, 2017, as amended, among the Registrant, Reprints Desk, Inc. and Bank to extend the maturity date from February 14, 2020 to February 14, 2022, provide for the accrual of interest at a floating per annum rate equal to the greater of 1% above the prime rate and 5.5%, payable monthly, provide for additional reporting obligations to Bank and provide for additional requirements regarding the Registrant’s formation of direct and indirect subsidiaries.

Item 8.01. Other Events.

On February 19 and 20, 2020, certain holders of warrants to purchase shares of the Registrant’s common stock at a per share exercise price of $1.25 exercised those warrants to purchase 1,500,000 shares, generating gross proceeds to the Registrant of $1,875,000 (the “Warrant Exercise”). The following table sets forth the unaudited condensed consolidated balance sheet of the Registrant as of December 31, 2019 on an as reported basis and on an unaudited pro-forma basis giving effect to the Warrant Exercise. The Registrant is providing the following table, reflecting an unaudited pro-forma total stockholders’ equity of $4,697,991, in reference to the stockholders’ equity criterion of the market value of listed securities standard of The Nasdaq Capital Market, which requires stockholders’ equity of $4,000,000. While the Registrant intends to pursue a listing of its common stock on The Nasdaq Capital Market, acceptance for such listing is subject to approval, in part, based on the Registrant’s ability to meet all of the listing requirements for The Nasdaq Capital Market. Although the Registrant intends to satisfy all of such applicable listing criteria, the Registrant can provide no assurance that The Nasdaq Stock Market LLC will approve its application for listing.

	Actual
	As Reported	Pro-Forma
	(unaudited)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$6,769,128	$8,644,128
Accounts receivable, net of allowance of $88,773	4,150,780	4,150,780
Prepaid expenses and other current assets	315,774	315,774
Prepaid royalties	301,110	301,110
Total current assets	11,536,792	13,411,792

Other assets:
Property and equipment, net of accumulated depreciation of $804,971	22,629	22,629
Deposits and other assets	6,327	6,327
Right of use asset, net of accumulated amortization of $330,109	132,913	132,913
Total assets	$11,698,661	$13,573,661

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$5,856,740	$5,856,740
Deferred revenue	2,873,415	2,873,415
Lease liability, current portion	134,071	134,071
Total current liabilities	8,864,226	8,864,226

Long-term liabilities:
Lease liability, long-term portion	11,444	11,444
Total liabilities	8,875,670	8,875,670

Commitments and contingencies

Stockholders’ equity:
Preferred stock; $0.001 par value; 20,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock; $0.001 par value; 100,000,000 shares authorized; 24,475,556 shares issued and outstanding as reported, and 25,975,556 shares on a pro-forma basis	24,476	25,976
Additional paid-in capital	24,098,311	25,971,811
Accumulated deficit	(21,188,186)	(21,188,186)
Accumulated other comprehensive loss	(111,610)	(111,610)
Total stockholders’ equity	2,822,991	4,697,991
Total liabilities and stockholders’ equity	$11,698,661	$13,573,661

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH SOLUTIONS, INC.

Date: February 20, 2020	By:	/s/ Alan Urban
Alan Urban
Chief Financial Officer